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EXHIBIT 10.2

                              SETTLEMENT AGREEMENT

This settlement agreement, the "Agreement", is made by and between Donald Zink, individually, "Zink", and Focal Corporation, "Focal", a Utah corporation, and United Native Depository Corporation, "UNDC" a corporation organized under the laws of the Navajo Nation, who shall be hereinafter be referred to as the Parties.

                                    RECITALS:

WHEREAS, Zink is currently in possession of 1,666,667 shares of common stock in Focal, the "Zink Stock" of which 650,000 shares are free trading and 1,016,667 are restricted, and;

WHEREAS, on July 31, 2001 Zink exercised warrants to purchase 850,000 shares of the Zink Stock in consideration for a promissory note, the "Note", made in the amount of $850,000 which amount is reflected on the books and records of Focal as a stock subscription receivable, and;

WHEREAS, the Parties intend to modify their agreement to the purchase Focal stock on terms herein specified, and;

WHEREAS, the Parties intend to settle and release irrevocably certain matters outstanding between them by entering into this Agreement,

NOW THEREFORE, in consideration of the foregoing recitals, the mutual covenants, representations and warranties contained herein and for other good and valuable consideration the existence, sufficiency and receipt of which is hereby acknowledged, the Parties hereto agree as follows:

1. BANK TRANSFER OF STOCK. Immediately upon execution of this Agreement Zink agrees to send the Give Stock to the Focal Transfer agent with instruction as follows:

     a. The 650,000 shares shall be transferred as to 433,333 shares to the name of UNDC in twenty certificate of 20,000 shares each and one certificate for 12,000 shares. As soon as such shares shall be transferred or re issued, as the case may be, the certificates shall be delivered to UNDC and Zink Respectively

     b. The 1,016,667 restricted shares shall be transferred as to 716,667 shares to the name of UNDC and 300,000 shares re issued in the name of Zink, in the case of UNDC in one certificate and in the case of Zink in 30 certificates of 10,000 shares each. These certificates, herein called the transfer stock shall be held by Focal's transfer agent under instructions from Zink until such time as Focal provides an opinion letter to remove the restriction from any Transfer Stock

     c. Once an opinion letter is available for the Transfer Stock, Zink agrees the Transfer Stock shall be transferred into the name of UNDC. Zink agrees to provide all such authorization and stock powers as required to effect said transfer once the restrictions are removed.

     d. Transfer of the Transfer Stock shall release Zink from any and all obligations under the Note to Focal used as consideration for the 850,000 shares of Focal stock in addition to any other release or discharge as contemplated hereunder.

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2.   REMAINDER STOCK. The Parties agree that Zink will remain the owner of record for 517,000 common shares of Focal common stock once this Agreement's provisions are complied with of which 217,000 shall be free trading shares and 300,000 shall be restricted shares. Further the Parties agree that $7,080.54 as a reimbursement for expenses due and payable to Zink shall be considered fully paid as of the date hereof. Zink agrees that in disposing of any of the Remainder Stock he will consult with UNDC as to how to distribute the stock in such a manner as will not upset the markets ability to handle such shares.

3. MUTUAL RELEASE. The Parties, for themselves and their associates, hereby release, remise and forever discharge the other Parties to this Agreement from any and all claims which either they or their associates, may have had in the past, may now have, or may have or acquire in the future, against each of the Parties by reason of any matter, cause, occurrence, event, series of events, happening or thing whatsoever, from the beginning of time to the date hereof, including, all matters herein described. No Party, by entering into this Agreement, by making any payment hereunder or by taking any action as required hereunder, admits any liability to any other Party, or any of them, under the any Agreement implied or expressed between the Parties, or any of them, and further, each Party expressly denies any such liability.

4. WAIVER. Should any provision of this Agreement be found to be unenforceable the remaining provisions shall be in full force and effect. Any waiver, amendment or modification to this Agreement shall be effective only if made in writing and agreed by the Parties hereto.

5. COUNTERPARTS AND FACSIMILE. This Agreement may be signed in one or more counterparts, each of which will be deemed an original and all of which together shall constitute an agreement. Facsimile signatures shall be deemed original signatures for the purpose of execution of this Agreement.

6. CONTROLLING LAW. This Release, and the rights and obligations of the parties hereunder, will be construed under the laws of the State of California.

7. LEGAL ADVICE. Each of the Parties to this Agreement represents and warrants each to the other that they have had their own professional and legal advice in connection with this Agreement. Each Party hereto shall pay their own legal expenses.

8.


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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of latest day and date shown below.

United Native Depository Corporation
Deni Leonard, President

                   /S/                     Date:       MAY 13, 2002
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Focal Corporation
Deni Leonard, President

                   /S/                     Date:       MAY 13, 2002
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Donald Zink
Individually

                   /S/                     Date:       5-14-02
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